UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ___________________________________
FORM 8-K
 ___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2019
  ___________________________________
VAREX IMAGING CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________
Delaware
(State or Other Jurisdiction of Incorporation)

001-37860	81-3434516
(Commission File Number)	(IRS Employer Identification No.)

1678 S. Pioneer Road, Salt Lake City, Utah	84104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 972-5000
Not Applicable
(Former name or former address, if changed since last report)
 ___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b - 2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

Share Purchase Agreement

On March 21, 2019, Varex Imaging Corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Varex Imaging Investments, B.V., a wholly owned subsidiary of the Company (the “Buyer”), and certain shareholders (the “Sellers”) of Direct Conversion AB (publ) (“Direct Conversion”), pursuant to which Buyer will acquire from the Sellers at least 90% of the outstanding shares of Direct Conversion (the “Shares”).
Under the Purchase Agreement, Buyer will pay to the Sellers a prorated portion of an aggregate purchase price equal to €75,200,000 (for 100% of the outstanding shares), comprised of (i) €65,200,000 paid at the closing of the Purchase Agreement and (ii) €10,000,000 (the “Holdback Amount”) paid on the first anniversary of closing in either (a) shares of Company common stock, valued using the trading price of the Company’s common stock at closing, or (b) an equivalent amount in cash. The Holdback Amount may be used by the Buyer to settle (a) purchase price adjustments and (b) indemnity claims made by the Buyer against the Sellers.
The closing of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions, including, among other things, clearance from applicable competition authorities, the sale by Sellers to Buyer of more than 90% of the Shares and the election of new board of directors of Direct Conversion, the members of which shall be selected by the Company. The Purchase Agreement contains representations, warranties, covenants and indemnities by the parties customary for transactions of this type.
If the transactions contemplated by the Purchase Agreement do not close by April 30, 2019, any party may terminate the Purchase Agreement.

Amendment No. 3 to Credit Agreement

On March 21, 2019, the Company, as borrower, entered into Amendment No. 3 (the “Amendment”) to its Credit Agreement, dated as of May 1, 2017, with Bank of America, N.A. as administrative agent, and the other lenders party thereto (the “Credit Agreement”). The Amendment increases the maximum consolidated total leverage ratio required for various fiscal quarters. The Amendment also increases the maximum consolidated senior secured leverage ratio required for various fiscal quarters. In addition, the Amendment adds the definition of “Specified Incremental Equivalent Debt” to exempt certain subordinated debt in an aggregate principal amount of up to $25,000,000 from the requirement to satisfy certain conditions applicable to permitted indebtedness.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above describing the Third Amendment to Credit Agreement is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

As part of the purchase price for the Shares, the Company may issue to the Sellers shares of its common stock in an aggregate amount up to €10,000,000, as described under Item 1.01 above. The Company will rely on the exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act. The disclosure under Item 1.01 above describing the Purchase Agreement is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

On March 21, 2019, the Company issued a press release announcing its entry into the Purchase Agreement. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Exhibits

Exhibit No.	Description

99.1	Press Release dated March 21, 2019 entitled “Varex to Acquire Leading Linear Array Digital Detector Maker Direct Conversion.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: March 21, 2019	By:	/s/ Kimberley E. Honeysett
Kimberley E. Honeysett
Senior Vice President, General Counsel and Corporate Secretary